EXHIBIT 32.1

CERTIFICATIONS BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18
U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kathleen Mason, the Chief Executive Officer of Tuesday Morning Corporation, hereby certify that:

1.                                       The quarterly report of Tuesday Morning Corporation for the period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: November 3, 2004	By:	/s/ Kathleen Mason
Chief Executive Officer

I, Loren K. Jensen, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that:

1.                                       The quarterly report of Tuesday Morning Corporation for the period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: November 3, 2004	By:	/s/ Loren K. Jensen
Chief Financial Officer

These certifications accompany the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by Tuesday Morning Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.